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                                                                    Exhibit 99.1

                            [HEALTH CARE REIT LOGO]


F O R  I M M E D I A T E  R E L E A S E

                                                  MAY 12, 2003
                                                  FOR MORE INFORMATION CONTACT:
                                                  RAY BRAUN - (419) 247-2800
                                                  MIKE CRABTREE - (419) 247-2800


                             HEALTH CARE REIT, INC.
                      ANNOUNCES RESULTS OF PROXY PROPOSALS

TOLEDO, OHIO, MAY 12, 2003 - Health Care REIT, Inc. (NYSE/HCN) announced the results of its Annual Meeting of Stockholders held on Thursday, May 1, 2003.

     The following proposals submitted at the meeting were approved:

           - The election of three directors for a term of three years;

           - The amendment to the second restated certificate of incorporation to increase the number of authorized shares of common stock, from 75,000,000 to 125,000,000; and

           - The ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2003.

The annual meeting was adjourned until May 23, 2003 at 10:00 a.m., in order to continue the consideration of the proposal to amend its certificate of incorporation to increase the number of authorized shares of preferred stock. The reconvened meeting will be held on May 23, 2003, at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio. The sole purpose of the meeting will be to consider the proposal to amend the company's certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. No other business will take place at the reconvened meeting.

The board of directors of Health Care REIT, Inc. has unanimously recommended a vote FOR amending the certificate to increase the number of authorized shares of preferred stock because the board believes it will provide the company with greater flexibility in connection with future transactions or other corporate purposes. The board of directors intends to use the increase in the number of shares of preferred stock for capital formation purposes rather than anti-takeover purposes so that any series of the newly authorized shares will not have voting power that exceeds the shares' economic interest in the company, consistent with past issuances by the company of shares of preferred stock.


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Institutional Shareholder Services (ISS), widely recognized as the leading independent proxy advisory firm in the nation, has recommended that Health Care REIT, Inc. stockholders vote FOR this proposal.

Stockholders as of the original record date of March 6, 2003 will be entitled to vote by proxy, or in person at the reconvened meeting. It is not necessary for stockholders who have already voted by proxy to take any further action. Questions regarding the voting of shares may be directed towards the company's proxy solicitor, Mellon Investor Services, at (800)-261-8056 (toll free) or
(201)-373-5156 (call collect).

Stockholders are advised to read the definitive proxy materials prepared by management in connection with the solicitation of proxies from stockholders of Health Care REIT, Inc. Copies of the proxy materials filed by Health Care REIT, Inc. with the Securities and Exchange Commission may be obtained, free of charge, from the web site www.sec.gov, or the company's web site, www.hcreit.com. These proxy materials may also be obtained free of charge by contacting the company's proxy solicitor at the numbers provided above.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. At March 31, 2003, we had investments in 248 health care facilities in 33 states with 46 operators and had total assets of approximately $1.6 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at www.hcreit.com.

This document may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the possible expansion of our portfolio; the performance of our operators and properties; our ability to enter into agreements with new viable tenants for properties which we take back from financially troubled tenants, if any; our ability to make distributions; our policies and plans regarding investments, financings and other matters; our tax status as a real estate investment trust; our ability to appropriately balance the use of debt and equity; and our ability to access capital markets or other sources of funds. When we use words such as "believe," "expect," "anticipate," or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; compliance with and changes to regulations and payment policies within the health care industry; changes in financing terms; competition within the health care and senior housing industries; and changes in federal, state and local legislation. Finally, we assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.